RUDDICK CORPORATION DIRECTOR DEFERRAL PLAN

                    Effective January 1, 1998


     1.   Name:

     This plan shall be known as the "Ruddick Corporation
Director Deferral Plan" (the "Plan").

     2.   Purpose and Intent:

     Ruddick Corporation (the "Corporation") established this Plan effective January 1, 1998 for the purpose of providing the nonemployee members of its Board of Directors with the opportunity to defer payment of all (but not any portion of) the annual retainer fee and/or the regularly-scheduled or duly-called Board of Directors meetings fees payable during a year. This Plan
(i) allows a participating director to defer all of the director's annual retainer fee and meeting fees and (ii) sets forth special provisions for crediting such deferrals in a manner that parallels the performance of the Corporation's common stock. It is the intent of the Corporation that amounts deferred under the Plan by a director shall not be taxable to the director for income tax purposes until the time actually received by the director. The provisions of the Plan shall be construed and interpreted to effectuate such intent.

     3.   Definitions:

     For purposes of the Plan, the following terms shall have the following meanings:

  (a) "Accounts" means collectively the Participants' Stock
Accounts.

  (b) "Board of Directors" means the Board of Directors of the Corporation.

  (c) "Claim" means a claim for benefits under the Plan.

  (d) "Claimant" means a person making a Claim.

  (e) "Code" means the Internal Revenue Code of 1986, as now in affect or as hereafter amended, and the regulations thereunder.

  (f) "Common Stock" means the common stock of the Corporation.

  (g) "Compensation and Special Stock Option Committee" means the committee of individuals who are serving from time to time as the members of the Compensation and Special Stock Option
Committee  of the Board of Directors.

  (h) "Fair Market Value" of a share of Common Stock means, as of a Valuation Date and for so long as shares of the Common
Stock are listed on a national securities exchange or reported on



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The Nasdaq Stock Market as a Nasdaq National Market security, the mean between the high and low sales prices for the Common Stock on such Valuation Date, or, if no such shares were sold on such date, the most recent date on which shares of such Common Stock were sold, as reported in The Wall Street Journal. If the Common Stock is not listed on a national securities exchange or reported on The Nasdaq Stock Market as a Nasdaq National Market security, Fair Market Value shall mean the average of the closing bid and asked prices for such stock in the over-the-counter market as reported by The Nasdaq Stock Market. If the Common Stock is not listed on a national securities exchange, reported on The Nasdaq Stock Market as a Nasdaq National Market security, or reported by The Nasdaq Stock Market in the over-the-counter market, Fair Market Value shall be the fair value thereof determined in good faith by the Board of Directors.

  (i) "Fees" means both (i) the annual retainer fee (the
"Annual Retainer Fee") and (ii) any regularly-scheduled or duly-called Board of Directors meeting fees (the "Meetings Fees") payable to a Nonemployee Director under the Corporation's compensation policies for directors in effect from time to time.

  (j) "Nonemployee Director" means an individual who is a member of the Board of Directors but who is not an employee of the Corporation or any of its Subsidiaries.

  (k) "Participant" means a Nonemployee Director who has elected to participate in the Plan as provided in paragraph 5(b) below.

  (l) "Payment Date" means the date ninety (90) days following the effective date on which the director ceases to be a member of the Board of Directors.

  (m) "Plan Administrator" means the Compensation and Special
Stock Option Committee, or such other person or entity designated as the "Plan Administrator" for purposes of the Plan by the Compensation and Special Stock Option Committee.

  (n) "Plan Year" means the twelve (12) month period beginning January 1 and ending December 31.

  (o) "Stock Account" means the account established and maintained on the books of the Corporation to record a Participant's interest under the Plan attributable to the Fees credited to the Participant pursuant to paragraph 5(c) and (d) below, as adjusted from time to time pursuant to the terms of the Plan.

  (p) "Stock Unit" means a unit having a value as of a given date equal to the Fair Market Value of one (1) share of Common
Stock on the Valuation Date.

  (q) "Subsidiary" means a subsidiary corporation of the Corporation as that term is defined in Code section 424(f).

  (r) "Valuation Date" means any date requiring the determination of a Fair Market Value; in the case of association with a Payment Date, Valuation Date shall mean the business day next preceding


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the Payment Date; and in the case of the deferral
of retainer, fees or distributions payable on the common stock, Valuation Date shall mean the business day on which such payment would have been made.

  4.  Administration:

  The Plan Administrator shall be responsible for administering the Plan. The Plan Administrator shall have all of the powers necessary to enable it to properly carry out its duties under the Plan. Not in limitation of the foregoing, the Plan Administrator shall have the power to construe and interpret the Plan and to determine all questions that shall arise thereunder. The Plan Administrator shall have such other and further specified duties, powers, authority and discretion as are elsewhere in the Plan either expressly or by necessary implication conferred upon it. The Plan Administrator may appoint such agents as it may deem necessary for the effective performance of its duties, and may delegate to such agents such powers and duties as the Plan Administrator may deem expedient or appropriate that are not inconsistent with the intent of the Plan. The decision of the Plan Administrator upon all matters within its scope of authority shall be final and conclusive on all persons, except to the extent otherwise provided by law.

  5.  Operation:

  (a) Eligibility. Each Nonemployee Director shall be eligible to participate in the Plan.

  (b) Elections to Defer. A Nonemployee Director may become a Participant in the Plan by irrevocably electing, on a form provided by the Plan Administrator, to defer all of the Annual Retainer Fee payable to the Nonemployee Director during such Plan Year and/or the Meetings Fees payable to the Nonemployee Director for all meetings occurring during such Plan Year. In order to be effective, a Nonemployee Director's election to defer must be executed and returned to the Plan Administrator on or before the date specified by the Plan Administrator for such purpose. Such election must normally be made prior to the beginning of the Plan Year to which the election relates. However, the Plan Administrator, in its sole and exclusive discretion, may determine that in certain circumstances an election may be made during the Plan Year if such determination is not inconsistent with the intent of the Plan expressed in Section 2 above.

  (c) Establishment of Stock Accounts. The Corporation shall establish and maintain on its books a Stock Account for each Participant. Each Stock Account shall be designated by the name of the Participant for whom established. The Fees deferred by a Participant shall be credited to the Participant's Stock Account as of the date such Fees would have otherwise been paid to the Participant. The Stock Account of a Participant shall be credited with a number of Stock Units equal to the number of whole and fractional shares of Common Stock which the Participant would have received with respect to such Fees if the Fees had been paid in Common Stock, determined by dividing such Fees by the Fair Market Value of a share of Common Stock on the Valuation Date and such Stock Units shall be credited to the Participant's Stock Account as of the date the Fees would have been paid to the Participant.



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  (d) Adjustments to the Accounts.  Each Stock Account shall be credited additional whole or fractional Stock Units for distributions and stock dividends paid on the Common Stock based on the number of Stock Units in the Stock Account on the applicable record date, which additional whole or fractional Stock Units shall be calculated based on the Fair Market Value of the Common Stock on the applicable Valuation Date. Each Stock Account shall also be equitably adjusted as determined by the Plan Administrator in the event of any stock dividend, stock split or similar change in the capitalization of the Corporation.

  (e) Method of Payment. When a Participant ceases to serve as a member of the Board of Directors, such Participant's Accounts shall continue to be credited with adjustments under paragraph 5(d) above through the Payment Date following the date on which the Participant's membership on the Board of Directors ceases. The number of Stock Units in the Stock Account as of such Payment Date shall be, in the sole discretion of the Compensation and Special Stock Option Committee, either (i) converted to cash based on the Fair Market Value of the Common Stock for the Valuation Date, with such cash amount paid in a single cash payment or (ii) delivered, in the form of a certificate for the equivalent number of whole shares of Common Stock, plus cash equivalent for any fractional shares. In either case, payment shall be made on the Payment Date as defined in Section 3(l) to the Participant or to the Participant's designated beneficiary, if the Participant's termination as a member of the Board of Directors was the result of the Participant's death.

  (f) Other Payment Provisions. A Participant shall not be paid any portion of the Participant's Stock Account prior to the Participant's termination of services as a member of the Board of Directors. Any payment hereunder shall be subject to applicable payroll and withholding taxes. In the event any amount becomes payable under the provisions of the Plan to a Participant, beneficiary or other person who is a minor or an incompetent, whether or not declared incompetent by a court, such amount may be paid directly to the minor or incompetent person or to such person's fiduciary (or attorney-in-fact in the case of an incompetent) as the Plan Administrator, in its sole discretion, may decide, and the Plan Administrator shall not be liable to any person for any such decision or any payment pursuant thereto.

  (g) Statements of Account. Each Participant shall receive an annual statement of the balance in the Participant's Account upon the request of a Participant or in the discretion of the Plan Administrator.

  6.  Amendment, Modification and Termination of the Plan:

  (a) Corporation's Right to Amend, Modify or Terminate. The Board of Directors shall have the right and power at any time and from time to time to amend the Plan in whole or in part and at any time to terminate the Plan; provided, however, that no such amendment or termination shall reduce the amount actually credited to a Participant's Accounts under the Plan on the date of such amendment or termination, or further defer the due dates for the payment of such amounts, without the consent of the affected Participant.



                                       5

  (b) Disposition of the Plan Following Certain Transactions. The Plan shall be continued following a transfer or sale of assets of the Corporation, or following the merger or consolidation of the Corporation into or with any other corporation or entity, by the purchaser or successor entity, unless the Plan has been terminated by the Corporation pursuant to the provisions of Section 6(a) prior to the effective date of such transaction.

  7.  Claims Procedures:

  (a) General. In the event that a Claimant has a Claim under the Plan, such Claim shall be made by the Claimant's filing a notice thereof with the Plan Administrator within ninety (90) days after such Claimant first has knowledge of such Claim. Each Claimant who has submitted a Claim to the Plan Administrator shall be afforded a reasonable opportunity to state such Claimant's position and to present evidence and other material relevant to the Claim to the Plan Administrator for its consideration in rendering its decision with respect thereto. The Plan Administrator shall render its decision in writing within ninety (90) days after the Claim is referred to it, unless special circumstances, determined in the sole discretion of the Plan Administrator, require an extension of such time within which to render such decision, in which event such decision shall be rendered no later than one hundred eighty (180) days after the Claim is referred to it. A copy of such written decision shall be furnished to the Claimant.

  (b) Notice of Decision of Plan Administrator.  Each
Claimant whose Claim has been denied by the Plan Administrator shall be provided written notice thereof, which notice shall set forth:

          (i)  the specific reason(s) for the denial;

          (ii) specific reference to pertinent provision(s) of the Plan upon which such denial is based;

          (iii) a description of any additional material or information necessary for the Claimant to perfect such Claim and an explanation of why such material or information is necessary; and

          (iv) an explanation of the procedure hereunder for review of such Claim;

all in a manner calculated to be understood by such Claimant.

  (c) Review of Decision of Plan Administrator. Each such Claimant shall be afforded a reasonable opportunity for a full and fair review of the decision of the Plan Administrator denying the Claim. Such review shall be by the Board of Directors. Such appeal shall be made within ninety (90) days after the Claimant received the written decision of the Plan Administrator and shall be made by the written request of the Claimant, or such Claimant's duly authorized representative, to the Board of Directors. In the event of appeal, the Claimant or such Claimant's duly authorized representative may (i) review pertinent documents and (ii) submit issues and comments in writing to the Board of Directors. The Board of Directors shall review the following:



                                       6

          (i) the initial proceedings of the Plan Administrator with respect to such Claim;

          (ii) such issues and comments as were submitted in writing by the Claimant or the Claimant's duly authorized representative ; and

          (iii) such other material and information as the Board of Directors, in its sole discretion, deems advisable for a full and fair review of the decision of the Plan Administrator.

The Board of Directors may approve, disapprove or modify the decision of the Plan Administrator, in whole or in part, or may take such other action with respect to such appeal as it deems appropriate. The decision of the Board of Directors with respect to such appeal shall be made in no event later than sixty (60) days after receipt of such appeal, unless special circumstances, determined in the sole discretion of the Board of Directors, require an extension of such time within which to render such decision, in which event such decision shall be rendered as soon as possible and in no event later than one hundred twenty (120) days following receipt of such appeal. The decision of the Board of Directors shall be in writing and in a manner calculated to be understandable by the Claimant and shall include specific reasons for such decision and set forth specific references to the pertinent provisions of the Plan upon which such decision is based. The Claimant shall be furnished a copy of the written decision of the Board of Directors. Such decision shall be final and conclusive upon all persons interested therein, except to the extent otherwise provided by applicable law.

  8.  Applicable Law:

  The Plan shall be construed, administered, regulated and governed in all respects under and by the laws of the United States to the extent applicable, and to the extent such laws are not applicable, by the laws of the state of North Carolina.

  9.  Miscellaneous:

  A Participant's rights and interests under the Plan may not be assigned or transferred by the Participant. The Plan shall be an unsecured, unfunded arrangement. To the extent the Participant acquires a right to receive payments from the Corporation under the Plan, such right shall be no greater than the right of any unsecured general creditor of the Corporation. Nothing contained herein shall be deemed to create a trust of any kind or any fiduciary relationship between the Corporation and any Participant. The Plan shall be binding on the Corporation and any successor in interest of the Corporation.



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  IN WITNESS WHEREOF, this instrument has been executed by an authorized officer of the Corporation as of the 30th day of April, 1998.



                         RUDDICK CORPORATION


                         By: /s/ R. N. BRIGDEN
                             R.N. BRIGDEN
                             Vice President-Finance








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                                                     Attachment 1



            RUDDICK CORPORATION DIRECTOR DEFERRAL PLAN
                      1998 DEFERRAL ELECTION


Name of Nonemployee Director:

Social Security Number:


  I am a nonemployee director of Ruddick Corporation and therefore eligible to participate in the Ruddick Corporation Director Deferral Plan (the "Plan") for the 1998 Plan Year (the calendar year). I hereby irrevocably elect to have the "Annual Retainer Fee" and/or "Board Meeting Fees" (as those terms are defined in the Plan) for the 1998 Plan Year deferred as elected below:


Check one or both:
  [ ] All of my Annual Retainer Fee
  [ ] All of my Board Meetings Fees


Signature:

Date: December __, 1997



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                                                Attachment 2

            RUDDICK CORPORATION DIRECTOR DEFERRAL PLAN

                     Beneficiary Designation


Please review the beneficiary rules below before completing this form. Please type or print.

Nonemployee Director Name      Social Security No.         Address





Name of Primary Beneficiary    Address                     Relationship





Secondary Beneficiary          Address                     Relationship






Beneficiary Designation Rules

1. Death benefits will be paid to surviving secondary beneficiary only if no designated primary beneficiary survives you.

2. If more than one primary beneficiary or secondary beneficiary is designated and entitled to receive benefits under this designation, percentages are shown, and if:

  (a) all survive me, payment will be made accordingly to these percentages; or

  (b) one or more (but not all) do not survive me, payment will be made to the surviving beneficiaries, with each surviving beneficiary receiving that percentage of the benefits payable determined by dividing the percentage designated for that beneficiary by the total of the percentages designated for all the surviving beneficiaries entitled to receive benefits.

3. If more than one primary beneficiary or secondary beneficiary is designated and entitled to receive benefits under this designation and percentages are not shown, payment will be made to the survivor(s) in equal shares.

4. Additional primary and secondary beneficiaries may be designated on an attached continuation sheet.

5. If any beneficiary entitled to receive benefits under this designation is a minor, the Plan Administrator, in its discretion, may direct that the benefits be paid directly to the minor or to the minor's parent or guardian. Retain a copy for your records.

Return to:  ______________________________________

__________________________________________________
Nonemployee Director Signature          Date


Witnessed:
________________________________________
Witness Signature                  Date
This designation cancels all prior designations made by me.






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                                                     Attachment 3

       PAYMENT METHOD ACKNOWLEDGMENT FOR AMOUNTS DEFERRED
                           UNDER THE
           RUDDICK CORPORATION DIRECTOR DEFERRAL PLAN


Name of Nonemployee Director:

Social Security Number:


  I am electing to participate in the Ruddick Corporation Director Deferral Plan (the "Plan"), and will therefore have an account under the Plan (the "Stock Account") representing amounts that I have deferred in accordance with the provisions of the Plan. When my Stock Account becomes payable in accordance with the provisions of the Plan, I understand that my Stock Account shall be paid in a single payment.

  I understand that this method of payment applies to amounts deferred under the Plan for both the first Plan Year of my participation in the Plan and for all subsequent Plan Years.



Signature:

Date: December __, 1997


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